DHI Group, Inc. Announces the Sale of Hcareers

New York, New York, May 23, 2018 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today announced that it has sold its hospitality business, Hcareers, to Virgil Holdings, Inc. for approximately $16.5 million in cash. The transaction closed on May 23, 2018 and DHI will use the proceeds in accordance with its stated capital allocation strategy, including the reduction of the balance on its revolving credit facility, support of strategic initiatives and potential return of capital to shareholders.
DHI previously announced its intention to divest four of its non-tech businesses in May 2017 as part of a strategy to focus on tech and helping technology professionals manage their careers. Consistent with its strategy, this sale substantially completes the divestiture process for its non-tech businesses.
“Virgil Holdings, Inc. is a great new home for Hcareers, which will no doubt benefit from being part of a company closely aligned with the hospitality industry that is transforming how candidates and employers come together,” said Art Zeile, President and CEO of DHI Group, Inc. “We are pleased with the outcome of this transaction, as it helps us concentrate on our core strategy of bringing relevant career opportunities to tech professionals and qualified technology talent to employers.”
Funding was led by Genesis Park, a Houston-based private equity firm.
AGC Partners served as the exclusive financial advisor for the transaction.

Investor & Media Contact
Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower tech professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled tech professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region. Find out more at http://www.dhigroupinc.com/home-page/default.aspx
About Virgil Holdings Inc.
Virgil Holdings Inc. owns and operates Virgil Careers, a career navigation and recruiting platform that utilizes proprietary machine learning algorithms and micro-assessments to match job seekers to the perfect career path, employment opportunity and developmental resources. Virgil automatically generates a competency-based profile that enables corporate recruiters to quickly identify and contact the right candidates for their open roles. Through a SaaS model, Virgil serves a diverse customer base including individual job seekers, corporate recruiters, job boards, higher education, trade associations, workforce agencies and nonprofits. For more information, visit www.virgilcareers.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.